UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 1, 2016
CST Brands, Inc.
(Exact name of registrant specified in its charter)

Delaware	001-35743	46-1365950
(State or Other Jurisdiction	(Commission	(IRS Employer
Of Incorporation)	File Number)	Identification No.)

One Valero Way, Building D, Suite 200
San Antonio, Texas 78249

(Address of principal executive offices, zip code)

(210) 692-5000

Registrant’s telephone number, including area code

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

At a meeting held on March 1, 2016, the board of directors (the “Board”) of CST Brands, Inc., a Delaware corporation (the “Company”) (NYSE: CST), based on the recommendation of its compensation committee, approved the bonus targets and performance metrics for the Company’s short-term incentive program (the “STI Plan”) for fiscal year 2016.

The Board approved a funding target for the Company’s 2016 named executive officer bonus pool at 50% of Adjusted Consolidated Operating Income, with the measurement period being January 1, 2016 through November 30, 2016. If achieved, the maximum bonus pool of $25 million will be created and will be allocated, based on the following percentages, to establish the maximum potential bonus payouts for each named executive officer:
• 40% for the Chief Executive Officer;
• 25% for the second highest paid officer in 2016;
• 15% for the third highest paid officer in 2016; and
• 10% for each of the fourth and fifth highest paid officers in 2016.

The compensation committee has the discretion to adjust the amounts actually paid downward from the maximum potential bonus payout, based on the Company’s performance and the committee’s assessment of each named executive officer’s performance.

The incentive awards under the STI Plan for fiscal year 2016 will be calculated using the following formula:

Eligible Earnings	x	Incentive Award Target %	x	Aggregate Company Performance	+/-	Adjustments for Individual Performance	=	Actual Short-Term Incentive Award

The eligible earnings component is equal to the base salaries of the executive officers subject to the STI Plan. This amount is multiplied by an incentive award target percentage to reach a target incentive award amount. For fiscal year 2016, the compensation committee retained its existing incentive award targets under the STI Plan, as a specified percentage of her or his base salary, for each of our named executive officers, with the exception of Charles H. Adams, whose annual base salary was increased to $500,000 and his 2016 STI Plan target (as a percentage of base salary) was increased to 75% , as a result of his appointment as President, Retail Operations.

The board of directors also approved the following performance metrics to be considered for bonuses under the STI Plan for fiscal year 2016:

•	CST Brands total non-fuel gross margin versus established budget, weighted at 50%

•	Consolidated EBITDA versus established budget, weighted at 25%; and

•	Distributions per unit of CrossAmerica Partners LP versus the announced target increase, weighted at 25%.

As determined by the compensation committee, each of these performance metrics has a threshold, target and maximum level for the performance year. The maximum incentive award payable to our executive officers under the STI Plan for fiscal year 2016, based on the performance metrics described above, is 200% of their respective incentive award targets.
In addition to the quantitative performance metrics described above, the compensation committee performs a qualitative review of individual performance, pursuant to which the committee could adjust the actual short-term incentive award amount.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CST BRANDS, INC.

Dated: March 7, 2016	By:	/s/ Gérard J. Sonnier
		Name:	Gérard J. Sonnier
		Title:	Senior Vice President, General Counsel and Corporate Secretary